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

          GIORDANO, HALLERAN & CIESLA
           A PROFESSIONAL CORPORATION                JOHN C. GIORDANO, JR.   ELIZABETH CHRISTIAN           OF COUNSEL:
                                                     JOHN R. HALLERAN        ANDREW B. ROBINS          S. THOMAS GAGLIANO
                ATTORNEYS AT LAW                     FRANK R. CIESLA         MICHAEL A. BRUNO          MICHELE A. QUERQUES
                                                     BERNARD J. BERRY, JR.   KURT E. ANDERSON          RICHARD L. FRIEDMAN
               PLEASE RESPOND TO:                    THOMAS A. PLISKIN       PAUL T. COLELLA                   |_|o
          U.S. POSTAL SERVICE ADDRESS:               JOHN A. AIELLO          GERALD P. LALLY
              POST OFFICE BOX 190                    MICHAEL J. GROSS        SEAN E. REGAN                   -------
          MIDDLETOWN, NEW JERSEY 07748               JOHN A. GIUNCO          JAY S. BECKER
                                                     EDWARD S. RADZELY       TIMOTHY D. LYONS            JOHN C. GIORDANO
                      OR:                            SHARLENE A. HUNT        J. SCOTT ANDERSON             (1921-1989)
  HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:       PHILIP D. FORLENZA      PETER B. BENNETT
               125 HALF MILE ROAD                    MICHAEL J. CANNING |_|  LAURENCE I.ROTHSTEIN            -------
           RED BANK, NEW JERSEY 07701                PAUL H. SCHNEIDER       ROBERT J. FEINBERG

                 (732) 741-3900
              FAX: (732) 224-6599                         -------                 -------           |_| CERTIFIED BY
                                                                                                        THE SUPREME COURT
                 www.ghclaw.com                                                                         OF NEW JERSEY AS A
                                                                                                        CIVIL TRIAL ATTORNEY
                                                     LAURA N. ANDERSON       CATHERINE J. BICK
                                                     PAMELA J. KNAUER        MONICA J. CERES
                                                     MICHAEL A. PANE, JR.    CRAIG D. GOTTILLA
                                                     DERRICK A. SCENNA       LISA MICELI WATERS      o CERTIFIED BY THE
                                                     STEPHEN D. BIRD         JAYNE M. WESLER           SUPREME COURT OF
                                                     PATRICK S. CONVERY      GREGORY BANACKI, JR.      NEW JERSEY AS A
                                                     STEVEN M. DALTON        ROBERT E. BRENNAN, JR.    CRIMINAL TRIAL
                                                                                                       ATTORNEY

 OUR TRENTON OFFICE: 441 EAST STATE STREET, TRENTON, NEW JERSEY 08625, PHONE: (609) 695-3900
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DIRECT DIAL NUMBER             DIRECT EMAIL                        CLIENT/MATTER
NO. (732) 741-3900             info@ghclaw.com                      10971-0003

                                                                       EXHIBIT 5
                                                                       ---------


                                                 October 31, 2002


Monmouth Community Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

         Re:      Registration Statement on Form S-8 relating to
                  Monmouth Community Bancorp Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Monmouth Community Bancorp, a New Jersey corporation (the "Company"), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), to which Registration Statement this opinion letter is attached as an exhibit, for the registration of 551,250 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), which have been reserved for issuance under the Monmouth Community Bancorp Stock Option Plan (the "Stock Option Plan").

     In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Stock Option Plan, and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the

        GIORDANO, HALLERAN & CIESLA
        A PROFESSIONAL CORPORATION
             ATTORNEYS AT LAW

Monmouth Community Bancorp
October 31, 2002
Page 2


documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

     In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company's Common Stock registered under the Registration Statement, when issued under the Stock Option Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company's transfer agent and registered by the Company's registrar prior to its issuance.

     We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of New Jersey.

     Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement have been duly authorized, and, when issued and delivered by the Company pursuant to the Stock Option Plan, and paid for in accordance with the Stock Option Plan, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.


                                            Very truly yours,

                                            /s/ Giordano, Halleran & Ciesla
                                            -------------------------------
                                            A Professional Corporation

                                            GIORDANO, HALLERAN & CIESLA
                                            A Professional Corporation


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